                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement   [    ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[     ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Rule 14a-12

                          AMERICAN ECOLOGY CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                    .........
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:
           ....................................................................

       2)  Aggregate number of securities to which transaction applies:
           ....................................................................

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           ....................................................................
       4)  Proposed maximum aggregate value of transaction:
           ....................................................................
       5)  Total fee paid:
           ....................................................................

[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
         Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
             ..................................................................
         2)  Form, Schedule or Registration Statement No.:
             ..................................................................
         3)  Filing Party:  L. GARY DAVIS, CPA  DIRECTOR OF AUDIT
             ..................................................................
         4)  Date Filed:
             ..................................................................

                          AMERICAN ECOLOGY CORPORATION
                             805 W. IDAHO, SUITE 200
                             BOISE, IDAHO 83702-8916
                                 (208) 331-8400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997

         The Annual Meeting of Stockholders of American Ecology Corporation (the "Company") will be held on May 22, 1997, at 10:00 a.m. mountain time at the Owyhee Plaza, Capitol Room, 1109 Main Street, Boise, Idaho.

         The meeting is being held to consider and act upon the following matters:

         1.  To elect eight directors of the Board of Directors;

         2. To amend the Company's Restated Certificate of Incorporation to increase the authorized common stock from 20,000,000 to 25,000,000 shares;

         3. To ratify the selection of Balukoff, Lindstrom & Co., P.A. as the Company's independent auditors for fiscal year 1997;

         4. To ratify the November 13, 1996 issuance of Convertible Redeemable Series E Preferred Stock and associated warrants;

         5. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 16, 1997 as the record date for determining those stockholders who will be entitled to vote at the meeting and any adjournments or postponements thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed pre-paid envelope. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        PHILLIP K. CHATTIN
                                        Secretary

Boise, Idaho
April 22, 1997

                          AMERICAN ECOLOGY CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997

                                 PROXY STATEMENT
                              ---------------------

         This Proxy Statement relates to the Annual Meeting of Stockholders of American Ecology Corporation, a Delaware corporation (the "Company"), to be held on May 22, 1997, at 10:00 a.m., mountain time, at the Owyhee Plaza, Capitol Room, 1109 Main Street, Boise, Idaho, including any adjournments or postponements thereof (the "Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report are first being mailed to stockholders of the Company on or about April 23, 1997. THEY ARE FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE COMPANY OF PROXIES FROM THE HOLDERS OF THE COMPANY'S COMMON STOCK, PAR VALUE $.01 PER SHARE ( "COMMON STOCK"), FOR USE AT THE MEETING.

         The principal solicitation of proxies is being made by mail; however, additional solicitation may be made by telephone, telegraph, facsimile or personal visits by directors, officers and regular employees of the Company and its subsidiaries, who will not receive additional compensation therefore. The Company has retained ChaseMellon Shareholder Services to aid in the solicitation of proxies. Estimated fees expected to be incurred by the Company in this connection should not exceed $10,000. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding soliciting material.

         All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein. Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR each proposal listed herein and, in the discretion of the persons named in the proxy in any other business that may properly come before the Meeting.

         STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 has been or is being furnished with this Proxy Statement to stockholders of record on April 16, 1997. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material except as otherwise provided by the rules of the Securities and Exchange Commission.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed April 16, 1997 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. On the Record Date there were X,XXX,XXX shares of common stock issued and outstanding and entitled to vote. The Company has no other voting securities outstanding. Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders, except that in electing directors, each stockholder is entitled to cumulate his or her votes and give any one candidate an aggregate number of votes equal to the number of directors to be elected (eight) multiplied by the number of his or her shares, or to distribute such aggregate number of votes among as many candidates as he or she wishes. For a stockholder to exercise his or her cumulative voting rights, the stockholder must give notice of his or her intention to cumulatively vote prior to the Meeting, or at the Meeting in person, prior to voting. If any stockholder has given such notice, all stockholders may cumulatively vote. The holders of proxies will have authority to cumulatively vote and allocate such votes in their discretion to one or more of the director nominees. The holders of the proxies solicited hereby do not, at this time, intend to cumulatively vote the shares they represent, unless a stockholder indicates his intent to do so, in which instance the proxy holders intend to cumulatively vote all the shares they hold by proxy in favor of some or all of the director nominees identified herein.

         An affirmative vote of a majority of the shares present and voting at the Meeting is required for approval of Proposal 1. Abstentions and broker non-votes are each included in the determination of the number of shares present. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         DIRECTORS. At the Annual Meeting of Stockholders, eight directors are to be elected. If Proposal 1 is adopted, eight directors will be elected to hold office until the next Annual Meeting of Stockholders or until the election and qualification of his or her respective successor. It is the intention of the persons named in the proxy to vote the proxies which are not marked to the contrary for the election as directors of the persons named below as nominees. If any such nominee refuses or is unable to serve as a director, the persons named as proxies may in their discretion vote for any or all other persons who may be nominated. The eight nominees receiving the greatest number of votes cast will be elected directors.

Director nominees standing for election to serve until the 1998 Annual Meeting are:

NAME                           AGE         POSITION WITH COMPANY                     DIRECTOR SINCE
----                           ---         ---------------------                     --------------
Jack K. Lemley                 62          Director, Chairman, Chief Executive       1992
                                           Officer and President
Paul F. Schutt                 64          Director                                  1994
John J. Scoville               61          Director                                  1984
Patricia M. Eckert             49          Director                                  1995
Edward F. Heil                 52          Director                                  1994
Rotchford D. Barker            60          Director                                  1996
Paul C. Bergson                52          Director                                  1996
Keith D. Bronstein             47          Director                                  1997

Please see Item 10 on page 8 hereof, for a brief business biography of each director-nominee.

                                 PROPOSAL NO. 2

         AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

         On April 11, 1997, the Board of Directors by unanimous vote of those present, adopted a resolution approving and submitting to a vote of the stockholders an amendment to Article Fourth of the Company's Restated Certificate of Incorporation ("Certificate") to increase its authorized common stock from 20,000,000 to 25,000,000 shares. The text of Article Fourth as proposed to be amended is as follows:

         "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 25,000,000 shares of common stock, par value $.01 per share (the "Stock") and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock" or "Preferred Shares")."

         The proposed increase in the authorized common stock is recommended by the Board of Directors to ensure the availability for the foreseeable future of an adequate supply of authorized unissued shares for the planned shareholder rights offering, stock options, the exercise of existing warrants and other corporate purposes as may be decided by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK. The proposed amendment will be adopted if the votes cast in favor of the action at the meeting exceed those cast opposing it, provided a quorum is present.

                                 PROPOSAL NO. 3

                              SELECTION OF AUDITORS

         The Board of Directors has selected Balukoff, Lindstrom & Co., P.A. ("Balukoff, Lindstrom"), as independent auditors for the Company's 1997 fiscal year. Balukoff, Lindstrom examined the financial statements of the Company for its 1996 fiscal year. It is expected that representatives of Balukoff, Lindstrom will be present at the stockholders meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Although this selection of auditors is not required to be submitted to a vote of the stockholders, the Board of Directors has decided to ask the stockholders to approve the selection and recommends that the stockholders vote FOR approval. If a majority of shares of common stock represented at the meeting does not vote to approve the selection, the Board will reconsider the selection.

                                 PROPOSAL NO. 4

               RATIFICATION OF ISSUANCE OF CONVERTIBLE REDEEMABLE
                SERIES E PREFERRED STOCK AND ASSOCIATED WARRANTS

         On October 31, 1996, the Board of Directors unanimously approved the issuance of 300,000 new Series E Redeemable Convertible preferred stock and associated warrants to two subscribing directors (Messrs. Barker and Heil) who abstained from consideration and voting at the price of $10.00 per share. Each share has a warrant associated with it allowing the holder to purchase ten shares of the Company's common stock at the price of $1.50 per share on or after July 1, 1997. The subscribing directors paid to the Company $3,000,000 for the 300,000 shares of Series E preferred.

         At the time of the transaction, the Company, acting upon advice of counsel, concluded that stockholder approval of the transaction was not required by either Delaware law, the Company's Certificate of Incorporation, its bylaws, or rules of the NASDAQ Stock Market, Inc., relating to stockholder approval of issuance of listed securities. Subsequent to the issuance of the Series E preferred, the NASDAQ Stock Market, in a letter to the Company, concluded that the Company's issuance of the Series E preferred stock, without prior stockholder approval, constituted a violation of the NASDAQ Stock Market's continued listing rules. The Company has disputed, and continues to dispute, the NASDAQ's interpretation of its rules. However, the Company believes it is in the best interest of its stockholders to seek ratification of the issuance of the Series E preferred stock. Copies of the share Purchase Agreement, Series E Designation Certificate, and Form of Warrant issued in the transaction are attached to this Proxy Statement as Exhibit A.

         Although the issuance of the Series E Redeemable Convertible preferred stock and associated warrants is notin the Company's opinion, required to be submitted to a vote of the stockholders, the Board has decided to ask the stockholders to approve the transaction. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL. If a majority of the shares of common stock represented at the annual meeting does not vote to approve the selection, the Board will consider, what, if any, action it may lawfully take with respect to the transaction.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS.

         The Committees of the Board of Directors during 1996 were the Nominating, Executive, Audit and Compensation Committees.

         The members of the Nominating Committee are Messrs. Lemley, Heil and Scoville. Mr. Scoville is chairman. The Nominating Committee searches for and recommends to the Board of Directors, qualified and experienced individuals to fill vacancies and new director seats, upon expansion of the board. The Nominating Committee met twice during 1996.

         The members of the Executive Committee are Messrs. Lemley, Barker, Heil and Scoville. Mr. Lemley is chairman. Except certain powers which, under Delaware law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business of the Company. The Executive Committee did not meet in 1996.

         The members of the Audit Committee are Messrs. Bergson, Schutt and Ms. Eckert. Mr. Schutt is chairman. The Audit Committee reviews the proposed plan and scope of the Company's annual audit as well as the result when it is completed. The Committee reviews the services provided by the Company's independent auditors and their fees. The Committee also meets with the Company's financial personnel to assure the adequacy of the Company's accounting principles, financial controls and policies. The Committee is also charged with reviewing transactions which may present a conflict of interest on the part of management or directors. The Audit Committee met three times in 1996.

         The members of the Compensation Committee are Messrs. Barker, Bergson, Heil and Schutt. Mr. Barker is chairman. The Compensation Committee reviews and approves executive officer and key employee compensation and benefits. It also administers the Company's employee stock option plan, approving the grant and terms of stock options to executives and key employees of the Company. The Compensation Committee met one time in 1996.


         During 1996, the Board of Directors held twenty meetings. All directors attended 80% or more of the meetings of the Board of Directors and Committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         During 1996, no member of the Directors Compensation Committee was an officer or employee of the Company or any of its subsidiaries, or had any other relationship requiring disclosure by the Company under Item 404 of SEC Regulation S-K.

         During 1996, no executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions) of an unrelated entity, one of whose executive officers served on the Directors Compensation Committee of the Company, (ii) a director of an unrelated entity, one of whose executive officers served on the Directors Compensation Committee of the Company, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF COMPENSATION COMMITTEE.

         The report of the Compensation Committee of the Board of Directors is found at Item 11 on page 10 hereof.

         Directors who are not employees of the Company or its subsidiaries receive an annual fee of $16,000 payable monthly plus $1,333 for each special meeting attended in person, which at the director's discretion is payable quarterly in stock of the Company at its then market price. Directors who are employees of the Company receive no additional compensation for their service as directors. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

         In addition, each director who at the time of his/her initial election to the Board is not an employee of the Company is granted, a stock option to purchase from the Company 7,500 shares of the Company's common stock. Each director who at the time of each re-election to the Board after his initial election is not an employee of the Company is also granted, a stock option to purchase from the Company 7,500 shares of the Company's common stock.

EXECUTIVE OFFICERS AND COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

         Information concerning executive officers and compliance with Section 16(a) of the Securities Exchange Act of 1934 is found at Item 10 on page 8 hereof.

EXECUTIVE COMPENSATION.

         Information concerning executive compensation is found at Item 11 on page 10 hereof.

STOCK PERFORMANCE GRAPH(1)

         The following graph compares the most recent five year market-value performance of the Company's common stock to the NASDAQ US and Foreign Stock Index, and a hazardous waste industry peer group(2) which the Company believes accurately reflects its competitors. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1989.


PERFORMANCE GRAPH

                                      1991        1992        1993        1994         1995        1996
                                      ----        ----        ----        ----         ----        ----
American Ecology Corporation         300.0       234.0       204.0        175.9        78.8        30.4
NASDAQ US & Foreign Stock            135.7       157.4       181.1        175.3       243.6       267.2
Peer Group                           104.9       104.5        69.1         56.3        64.8        66.5

[GRAPHIC OMITTED]
------------------------
(1) Notwithstanding filings by the Company with the SEC that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this performance graph shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

(2) The companies which make up the Company's peer group are: 3CI Complete Compliance Corp., American Medical Tech, Inc., american Waste Services, Ametech, Biomedical Waste Systems, Inc., Chemical Waste Management, WMX, Clean Harbors Inc., Environmental Services of America, Inc., GNI Group, Metalclad Corp., Mobley Environmental Services, Safety Kleen Corp., and Security Environmantal Systems.

SECURITY OWNERSHIP BY DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS.

         Information concerning Security ownership of certain beneficial owners, directors and executive officers is found at Item 12 on page 14 hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Information concerning certain relationships and related transactions is found at Item 13 on page 17 hereof.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS.

OFFICE HELD AS OF
MARCH 24, 1997                NAME                      AGE   CITY                 STATE         DIRECTOR/OFFICER
--------------                ----                      ---   ----                 -----         ----------------
Director, Chairman, Chief
Executive Officer and
President.................... Jack K. Lemley            62    Boise                Idaho         1992
Executive Vice President and
Chief Operating Officer......
                              Joseph J. Nagel           54    Boise                Idaho         February 14, 1997
Vice President............... Richard F. Paton          47    Houston              Texas         1995
Vice President............... Robert S. Thorn           74    Boise                Idaho         May 22, 1996
Treasurer.................... Ian P.F. Dorling          49    Boise                Idaho         March 27, 1996
Director..................... Patricia M. Eckert        49    San Francisco        California    1995
Director..................... Paul F. Schutt            64    Norcross             Georgia       1994
Director..................... John J. Scoville          61    Santa Rosa           California    1984
Director..................... Rotchford Barker          60    Golf                 Illinois      April 19, 1996
Director..................... Edward F. Heil            52    Downers Grove        Illinois      1994
Director..................... Paul C. Bergson           52    Washington           D.C.          February 13, 1996
Director..................... Keith D. Bronstein        47    Phoenix              Arizona       January 23, 1997


     Jack K. Lemley is the Chairman of the Board, Chief Executive Officer and President of the Company. Prior to February 1995, he was an independent business consultant. From May 1989 through 1993, Mr. Lemley was Chief Executive Officer of Transmanche-Link J.V. which designed and built the tunnel and related transportation infrastructure to provide train service between England and France. Prior to his position at Transmanche-Link, Mr. Lemley founded Lemley and Associates, Inc. and was a management consultant to various clients in the industry. Mr. Lemley is also a director of Idaho Power Company.

     Paul F. Schutt has been the Chief Executive Officer and a director of Nuclear Fuel Services Inc. for more than the past 5 years. Mr. Schutt also led the formation of Advanced Recovery Systems, Inc., and NFS Radiation Protection Systems, Inc., and serves as a director on the boards of those companies. Mr. Schutt was a founding director in 1968 and President of Nuclear Assurance Corporation, Senior Planning Analyst for Union Carbide (AECOP), Oak Ridge, Tennessee, and held management positions in Marketing, Planning and Research and Development for Babcock & Wilcox Co.

     John J. Scoville is President of J.J. Scoville & Associates, Inc., a nuclear consulting firm. He was President of US Ecology, Inc., a subsidiary of the Company, from April 1981 to May 1990 and became a director of the Company in March 1984. Mr. Scoville was also a Vice President of the Company from May 1986 to May 1990.

     Patricia M. Eckert, Director, is currently the owner of consultant and law practice, Patricia M. Eckert & Associates. Ms. Eckert formerly served as the President of the California Public Utilities Commission and served as a Commissioner from 1989 to 1994.

     Edward F. Heil has been the Chairman of the Board of American Environmental Construction Company for more than the last five years. Mr. Heil is also a director of Medi Net, Inc.

     Rotchford Barker became a director in April 1996. Mr. Barker is an independent business man and commodity trader. Mr. Barker has been a member of the Chicago Board of Trade for more than thirty years and has served on the board of directors of the exchange. Mr. Barker was the President of Agra Trading, Inc. until that company was acquired by Gill & Duffus, a United Kingdom holding company, in 1970. He has also served as a director of Agra Trading, Inc., Colorado Beef, Inc. and the December Group.

     Paul C. Bergson became a director of the Company in February 1996. Mr. Bergson is a principal in Bergson & Company, a government relations consulting firm serving a range of clients in tax, environmental and chemical matters. Mr. Bergson is also a General in the U.S. Army Reserves, a member of the Board of Advisers of the Far East Studies Institute and serves on the boards of several philanthropic organizations.

     Richard F. Paton has been employed by the Company or its subsidiaries in various positions since 1986.

     Ian P.F. Dorling accepted employment with the Company in February 1996, and was appointed Treasurer in March 1996. Prior to that time, Mr. Dorling was the manager of cash management of Morrison - Knudsen Corporation, a Boise, Idaho based engineering and construction firm.

     Robert S. Thorn served as a consultant to the Company from November 1995 to May 1996 when he accepted the position of Vice President, Administration and Chief Accounting Officer. Prior to that time, Mr. Thorn served as a consultant with Lemley and Associates, Inc., a consulting engineering firm, from 1994 to November 1995 and before that as U.K. Controls Director for Transmanche-Link, J.V. which designed and built the tunnels and related transportation infrastructure to provide train service between England and France.

     Keith D. Bronstein, a member of the Chicago Board of Trade and President of Tradelink LLC, became a director in January 1997. Previously he has served as a board member of the American Cancer Society, as lay board member of The University of Wisconsin Medical School, as a member of the Wisconsin Health Policy Board, and is a trustee member of Highland Park Hospital & Lakeland
Health Service. Mr. Bronstein was a co-founder of S'Lil Pharmaceuticals, a bio-technology company involved in early-stage discovery and development of drugs.

     Joseph J. Nagel joined the Company in 1996 as Vice President for Governmental and Regulatory Affairs. In February 1997, Mr. Nagel was appointed Executive Vice President and Chief Operating Officer of the US Ecology unit. Prior to that, Mr. Nagel spent six years as Administrator of the Idaho Division of Environmental Quality.

     There are no family relationships among the directors and executive officers of the Company.

     The Company is not aware of any involvement in legal proceedings by its directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of such director or executive officer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

      Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of common stock and preferred stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons" including directors, certain officers, holders of more than 10% of the outstanding common stock or preferred stock, and certain trusts of which certain reporting persons are trustees. The Company is required to disclose in this proxy statement each reporting person whom it knows to have failed to file any required reports under
Section 16 on a timely basis. Based solely upon a review of copies of Section 16 reports furnished to the Company and written statements confirming that no other reports were required, to the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons, except for one Form 3 report which was filed late by Mr. Thorn, were complied with during 1996.

ITEM 11  EXECUTIVE COMPENSATION.

     Set forth below is information regarding the compensation of the Company's Chief Executive Officer and the other most highly compensated executive officers for 1996 (together with the Chief Executive Officer, the "named officers"). In addition, information is included regarding the compensation of two individuals who would have been included in the named officers but for the fact they were not executive officers of the Company at December 31, 1996.

    Summary Compensation Table. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
           Name and Principal                      Annual Compensation               Stock Options          All Other
                Position                     Year        Salary        Bonus        (No. of Shares)       Compensation(1)
           ------------------                ----        ------        -----        ---------------       -------------
                                                          ($)           ($)               (*)                  ($)
                                                                                                          <C

Jack K. Lemley.........................      1996       $150,000        -0-               -0-              $   761.52
    Chairman & CEO                           1995       $167,017        -0-             250,000            $ 4,588.63
                                             1994          -0-          -0-              10,000                 -0-
                                                                        -0-

Richard F. Paton.......................      1996       $ 96,890        -0-                -0-             $ 3,197.74
    Vice President                           1995       $ 96,828        -0-               1,500            $ 3,919.32
                                             1994       $ 94,853      $ 5,000              -0-             $ 7,379.08

Edmund J. Gorman(2)....................      1996       $120,700        -0-                -0-             $ 3,785.92
    President & COO                          1995       $ 46,515        -0-             150,000            $ 1,793.43
                                             1994          -0-          -0-                -0-                  -0-

Robert S. Thorn(3).....................      1996       $ 59,558        -0-                -0-             $41,327.53
    Vice President Administration            1995          -0-          -0-                -0-             $12,880.00
                                             1994          -0-          -0-                -0-                  -0-

       Option Grants.  There were no options granted in 1996.

       Option Exercises and 1996 Year-End Option Holdings. Shown below is information with respect to unexercised options to purchase Common Stock granted in prior years to the named officers and held by them at December 31, 1996. None of the named officers exercised any stock options in 1996.


--------------------------
(1) Includes the amount of premium paid by the Company for group term life insurance for each named executive officer, car allowance and the amount of the Company's matching contribution for each named executive officer under the Company's 401(k) Savings Plan and the Company's Retirement Plan.

(2) Mr. Gorman left the Company effective October 11, 1996. His annual salary was $175,000.

(3) Mr. Thorn became an employee May 1, 1996 with an annual salary of $95,000. Prior to becoming an employee (November 26, 1995 - April 30, 1996), he was paid $10,000 per month as a consultant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND OPTION VALUES AT FISCAL YEAR END

                                           Number of Unexercised                Value of Unexercised
                                                 Options at                     In-the-Money Options
                                             December 31, 1996                  at December 31, 1996
                Name                     Exercisable/Unexercisable           Exercisable/Unexercisable(4)
                ----                     -------------------------           -------------------------
Jack K. Lemley.......................         170,500/100,000                          $0/$0
Richard F. Paton.....................         3,400/    1,600                          $0/$0

COMPENSATION COMMITTEE REPORT. (5)

         The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee also approves the design of the Company's compensation and benefit plans. This Compensation Committee Report sets forth the components of the Company's executive officer compensation and describes the basis on which the 1996 compensation determination were made by the Compensation Committee with respect to the executive officers of the Company.

         In maintaining its executive compensation programs, the Company follows its belief that executive compensation should reflect the value created for stockholders together with supporting the Company's strategic goals. The following objectives are among those utilized by the Compensation Committee:

           1. Executive compensation should be meaningfully related to the long-term and short-term value created for stockholders.
           2. Executive compensation programs should support the long-term and short-term strategic goals and objectives of the Company.
           3. Executive compensation programs should reflect and promote the Company's overall value, business standards and reward individuals for outstanding contributions to the Company's success.
           4. Short and long term executive compensation play a critical role in attracting and retaining well qualified executives.

--------------------
(4) A stock option is considered to be "in-the-money" if price of the related stock is higher than the exercise price of the option. The closed market price of the Common Stock was $1.063 per share on the NASDAQ for December 31, 1996.

(5) Notwithstanding filings by the Company with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings in their entirety, this Compensation Committee Report shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of the Regulation S-K.

         The Compensation Committee currently implements a compensation program based on three components; a base salary, a related bonus program tied to Company performance, and a stock option program. The Compensation Committee regularly reviews the various components of the Company's executive compensation to ensure that they are consistent with the Company's objectives.

         BASE SALARY -- The Compensation Committee, in determining the appropriate base salaries of its executive officers, generally considers the level of executive compensation in similar companies in the industry. In addition, the Compensation Committee takes into account (i) the performance of the Company and the roles of the individual executive officers with respect to such performance, and (ii) the particular executive officer's specific experience and responsibilities, and the performance of such executive officer in those areas of responsibility.

         ANNUAL INCENTIVES -- The bonus program provides direct financial incentives in the form of an annual cash bonus to executive officers to achieve and exceed the Company's annual goals. The Committee awards cash bonuses based on the performance of the Company relative to its budgeted net income for the fiscal year and other pertinent absolute and relative criteria.

         LONG-TERM INCENTIVES -- The stock option program is currently the Company's primary long-term incentive plan for executive officers and key employees. The Committee is reviewing other possible long-term incentive plans and may implement such a plan as a supplement to the stock option program in the future. The objectives of the stock option program are to align executive officer compensation and shareholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. In addition, grants of stock options to the named executive officers and others are intended to retain and motivate executives to improve long-term corporate and stock market performance. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants of stock options vest in equal amounts over five years, and the executives must be employed by the Company at the time of vesting in order to exercise the stock option.

         Consistent with the Company's compensation program outlined above, compensation for each of the named officers, as well as other senior executives, consists of a base salary, bonus and stock options. The base salaries for 1996 were established by the Committee at levels believed to be at or somewhat below competitive amounts paid to executives of companies in the environmental industry with comparable qualifications, experience and responsibilities. The Compensation Committee determined, after the end of 1996, not to pay cash bonuses to the named officers of the Company, given the financial performance of the Company which was below expectations.

         During 1996, Jack K. Lemley, the chief executive officer of the Company received a base salary of $150,000, which the Committee believes to be below the average of the base salary for chief executive officers with comparable qualifications, experience and responsibilities of other companies in the environmental industry. Due to the Company's 1996 financial performance, Mr. Lemley received no bonus for 1996.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth information as of April 10, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company individually, (ii) each executive officer of the Company, and (iii) all directors, nominees for director and executive officers of the Company listed in the Summary Compensation Table as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                           Options         Shares Held
                                        Voting and       Exercisable      Under Company          Total
                                        Investment         Within        401(k) Plan or        Beneficial        Percent
     Name of Beneficial Owner             Power            60 Days       Retirement Plan       Ownership         Of Class
     ------------------------             -----            -------       ---------------       ---------         --------
Rotchford D. Barker.................     74,589                 0               0                 74,589            *
Paul C. Bergson.....................     10,000                 0               0                 10,000            *
Patricia M. Eckert..................          0             7,500 (1)           0                  7,500            *
Edward F. Heil......................  1,643,810 (2)             0               0              1,643,810          20.5%
Jack K. Lemley......................      4,500           120,500 (3)           0                125,000           1.6%
Paul F. Schutt, Jr..................    107,380            17,500 (6)           0                124,880           1.6%
John J. Scoville....................      2,000            30,500 (4)           0              46,763.21            *
Richard F. Paton....................          0             2,400 (5)      229.67               3,269.67            *
Robert S. Thorn.....................        600                 0               0                      0             0
Ian P.F. Dorling....................          0                 0               0                      0             0
Joseph J. Nagel.....................          0                 0               0                      0             0
Keith D. Bronstein..................     60,000                 0               0                 60,000            *
All directors, and executive
officers as a group (12 persons)....                                                           2,282,670         28.88%

-----------------------
 1. Ms. Eckert was granted options to purchase 7,500 shares of Common Stock under the Company's 1992 Outside Director Stock Option Plan. Such options were exercisable as of May 24, 1995 and are included in the above table.

-----------------------
  *   Indicates less than one percent (1%)
  *   Indicates less than one percent (1%)

 2. Pursuant to a Schedule 13-D filing, Mr. Heil reported that 1,971,884.4 shares of Common Stock were beneficially owned individually by Mr. Heil and 314,730 shares of Common Stock were beneficially owned by Mr. Heil in his capacity as trustee of a trust. Mr. Heil's Schedule 13-D also reported that 7,784 shares of Common Stock were beneficially owned individually by Thomas
     W. McNamara, an attorney for Mr. Heil and 20,108 shares of Common Stock were beneficially owned by Mr. McNamara in his capacity as trustee of a trust. The Schedule 13-D stated that Mr. McNamara's shares are included in the filing as a precautionary measure in the event that he and Mr. McNamara were deemed to be a "group" under Section 13(d) (3) of the Securities Exchange Act of 1934, as amended, but that such inclusion should not be deemed an admission that they were acting as a group. Mr. McNamara's shares are included in the total shown in the above table.

      Mr. Heil was granted options to purchase 17,500 shares of Common Stock under the Company's 1992 Outside Director Stock Option Plan. That plan provides that options granted to a stockholder beneficially owning more than 10% of the Company's Common Stock will not vest until such time as approved by both the grantee and the Board of Directors of the Company or until such stockholder no longer beneficially owns more than 10% of the Company's Common Stock.

 3. Mr. Lemley was granted 100,000 share options by the Board of Directors on May 24, 1995 and the other 25,000 share options were granted under the Company's 1992 Director's Plan.

 4. Mr. John J. Scoville was granted options to purchase a total of 30,500 shares of Common Stock under the Company's 1992 Outside Director Stock Option Plan. Mr. Harris resigned from the Board of Directors April 30, 1996.

 5. Mr. Paton was granted options to purchase a total of 5,000 shares of Common Stock under the Company's 1992 Stock Options Plan.

 6. Mr. Schutt is the sole general partner with a 33% partnership interest of a limited partnership which owns 100% of the capital stock of Nuclear Fuel Services, Inc. ("NFS"). Mr. Schutt is the Chief Executive Officer and a director of NFS. NFS is the record owner of 107,380 shares of Common Stock as to which Mr. Schutt disclaims beneficial ownership.
     Such shares are included in the above table.

SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS

         The following information is given with respect to the persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock as of December31, 1996. Unless otherwise noted, each shareholder listed below has sole voting and investment power with respect to the shares listed.

                  Name and Address                        Number of Shares             Percent of
                of Beneficial Owner                      Beneficially Owned               Class
                -------------------                      ------------------            ----------
Edward F. Heil (1)...................................         1,643,810                   20.5%
2901 Centre Circle
Downers Grove, Illinois  60515

Harry J. Phillips, Jr. (2)...........................         2,065,166                   25.8%
3 Riverway, Suite 170
Houston, Texas  77056

Fayez Sarofim (3)....................................           466,980                    5.8%
2900 Two Houston Center
Houston, Texas  77010

----------------------------------------
 1. Pursuant to a Section 16 Form 4 filed on December 31, 1996, Mr. Heil reported that 1,329,080 shares of Common Stock were beneficially owned individually by Mr. Heil and 314,730 shares of Common Stock were beneficially owned by Mr. Heil in his capacity as trustee of a trust.

 2. Mr. Phillips beneficially owns 350,536 shares of Common Stock, and 1,110,206 shares of Common Stock owned of record by ECOL Partners II, Ltd. ("Ecol Partners II") and 2,352 shares owned of record by Phillips Investments, Inc. As the sole shareholder of Phillips Investments, Inc., which is the corporate general partner of ECOL Partners II, Mr. Phillips shares voting and investment power over the Common Stock owned by Phillips Investments, Inc. and ECOL Partners II.

 3. Pursuant to a Schedule 13-G filing on December 31, 1996, Mr. Fayez Sarofim reported that as of December 31, 1996 he may be deemed to be the beneficial owner of 413,328 shares of Common Stock. Mr. Sarofim reported sole voting power with respect to 413,328 such shares, shared voting power with respect to 46,742 of such shares, sole dispositive power with respect to 413,328 shares and shared dispositive power with respect to 53,652 such shares.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         John J. Scoville, a director of the Company, is President and beneficial owner of J.J. Scoville and Associates, Inc., which received $89,934.36 as of March 24, 1997, from the

Company for consulting services. Such services were provided upon terms substantially similar to those the Company would have effected with unrelated parties.

         In October 1996, the Company sold 300,000 shares of 11.25% Series E Redeemable Convertible Preferred Stock in a private offering to a group comprised principally of members of the Company's directors (the "Investing Group") and received cash proceeds of $3,000,000. The Investing Group included Edward Heil and Rotchford Barker.

         For Details of the Series D and Series E Preferred Stock, refer to Note 8 to the 1996 financial statements of the Form 10-K.

                        STOCKHOLDER PROPOSALS AT THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals submitted for inclusion in the Company's 1998 proxy materials and consideration at the 1998 annual meeting of stockholders must be received by the Company no later than December 23, 1997. Stockholder proposals should be submitted to the Secretary of American Ecology Corporation, 805 W. Idaho, Suite 200, Boise, Idaho 83702. Any such proposal should comply with the Securities and Exchange Commission rules governing stockholder proposals submitted for inclusion in proxy materials.

                                  OTHER MATTERS

         The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote all proxies in accordance with their best judgment.

April 22, 1997      American Ecology Corporation

                                                   AMERICAN ECOLOGY CORPORATION
                                                              November 19, 1996
                                               1996 Annual Shareholders Meeting


                                     BALLOT


PROPOSAL:         The undersigned hereby casts the following votes for the
election of the following persons as Directors of American Ecology Corporation:

                    FOR                                   AGAINST
                  [      ]                                [      ]

To withhold authority, strike through name.

         Rotchford Barker                                   _________________
         Paul Bergson                                       _________________
         Patricia M. Eckert                                 _________________
         Edward F. Heil                                     _________________
         Jack K. Lemley                                     _________________
         Paul F. Schutt                                     _________________
         John J. Scoville                                   _________________

If you have previously voted by proxy, you do not need to vote on this ballot unless you wish to withdraw your proxy, and change your vote.

Exact Number of Shares     _________



                                 ----------------------------------------------
                                 Please sign your name exactly as it appears on
                                                         your stock certificate


                                 ----------------------------------------------
                                                                   Printed Name


                                        Address: __________________________
                                                 __________________________
                                                 __________________________

[     ]  CHECK HERE IF THIS BALLOT REVOKES A PREVIOUSLY SUBMITTED PROXY.

                              INDEX TO EXHIBITS


    Exhibit
      No.                           Description
    -------                         -----------

     99.5 Purchase Agreement dated and effective as of November 13, 1996 by and among the Company and Edward F. Heil and Rotchford L. Barker.

     99.6 Form of: Certificate of Designation, Preferences and Rights of Series E Redeemable Convertible Preferred Stock of American Ecology Corporation.

     99.7 Form of: Warrant to Purchase Common Stock of American Ecology Corporation.